                                                                    Exhibit 99.3
                               [GRAPHIC OMITTED]

                                       L-3
                                 COMMUNICATIONS
                   -----------------------------------------
                         L-3 COMMUNICATIONS CORPORATION
                                600 Third Avenue
                               New York, NY 10016
                         212-697-1111 Fax: 212-682-9553



                                                                         NEWS




Contact:  Cynthia Swain
          Vice President, Corporate Communications
          L-3 Communications
          212-697-1111
                                                          For Immediate Release
Contact:  Morgen-Walke Associates                         ---------------------
          Investors: Eric Boyriven
          Media: Evan Goetz, Emily Brunner
          212-850-5600

                    L-3 COMMUNICATIONS LAUNCHES TENDER OFFER
                  FOR $225 MILLION IN SENIOR SUBORDINATED NOTES

NEW YORK, New York, June 6, 2002 - L-3 Communications (NYSE: LLL), announced today that L-3 Communications Corporation, its wholly owned subsidiary, is commencing a cash tender offer to purchase all of its outstanding $225 million aggregate principal amount of 10?% Senior Subordinated Notes due 2007. The tender offer is being made pursuant to an Offer to Purchase and a related Letter of Transmittal, dated June 6, 2002. The tender offer is scheduled to expire at 5:00 p.m., New York City time, on July 3, 2002, unless extended or earlier terminated. Tenders of notes made prior to 5:00 p.m., New York City time, on June 19, 2002, may not be validly withdrawn or revoked, unless the Company reduces the tender offer consideration or the principal amount of notes subject to the tender offer or is otherwise required by law to permit withdrawal. Tenders of notes made after 5:00 p.m., New York City time, on June 19, 2002, may be validly withdrawn at any time until 5:00 p.m., New York City time, on the expiration date.

The total consideration to be paid for each validly tendered note accepted for payment will be $1,053.50 per $1,000.00 of principal amount, plus accrued and unpaid interest. The total consideration for each note tendered includes an early tender premium of $20.00 per $1,000.00 of principal amount of notes tendered prior to 5:00 p.m., New York City time, on June 19, 2002. Holders that tender their notes after that time but prior to the expiration of the tender offer will receive $1,033.50 per $1,000.00 of principal amount of notes validly tendered and accepted for payment, plus accrued and unpaid interest.

The tender offer is conditioned upon the satisfaction of certain financing conditions and other customary conditions. If the tender offer is consummated, L-3 Communications Corporation currently intends promptly thereafter to call for redemption, in accordance with the amended terms of the indenture governing the notes, all notes that remain outstanding, at the applicable price of $1,051.88 per $1,000.00 of principal amount thereof, plus interest accrued to the redemption date.

L-3 Communications Corporation has retained Lehman Brothers to serve as the Dealer Manager for the tender offer. Questions regarding the tender offer may be directed to Lehman Brothers, Attention: Scott

                                     -more-

L-3 LAUNCHES DEBT TENDER OFFER                                           PAGE 2

Macklin, at (212) 528-7581or (800) 438-3242 (toll free). Requests for documents may be directed to Georgeson Shareholder Communications, Inc., the Information Agent for the tender offer, at (866) 283-1866.

This press release is not an offer to purchase or a solicitation of acceptance of the offer to purchase, which may be made only pursuant to the terms of the Offer to Purchase and related Letter of Transmittal. This press release shall not constitute a notice of redemption of the notes.

Headquartered in New York City, L-3 Communications is a leading merchant supplier of Intelligence, Surveillance and Reconnaissance (ISR) products, secure communications systems and products, avionics and ocean products, training products, microwave components and telemetry, instrumentation, space and wireless products. Its customers include the Department of Defense, selected US government intelligence agencies, aerospace prime contractors and commercial telecommunications and wireless customers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission.

                                      # # #